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The Vantagepoint Funds

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THE VANTAGEPOINT FUNDS

VANTAGEPOINT GROWTH FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

INFORMATION STATEMENT

Important Notice Regarding Internet Availability of this Information Statement:

This Information Statement is available at http://www.icmarc.org/x3333.xml?RFID=W1344

This Information Statement is being furnished on behalf of the Board of Directors of The Vantagepoint Funds (the “VP Funds”) to inform shareholders of the Vantagepoint Growth Fund (the “Fund”) about recent changes related to the Fund’s subadvisory arrangements. The changes were approved by the Board of Directors of the VP Funds (“Directors” or “Board”) on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated May 8, 2000 (the “SEC Order”). We Are Not Asking You for a Proxy and You Are Requested Not to Send us a Proxy.

This Information Statement is being made available on or about December 29, 2015 to shareholders of record of the Fund as of November 30, 2015.

INTRODUCTION

VIA is the investment adviser for each series of the VP Funds. VIA employs a “manager of managers” arrangement in managing the assets of certain series. Under this arrangement, VIA, subject to approval by the Board, may hire, terminate or replace subadvisers that are not “affiliated persons” of the VP Funds or VIA, as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”) (“unaffiliated subadvisers”), and modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. VIA recommended, and the Board has approved, initial subadvisory agreements (each a “New Subadvisory Agreement” and together, the “New Subadvisory Agreements”) with two new subadvisers to the Fund: Fred Alger Management, Inc. (“Fred Alger”) and T. Rowe Price Associates, Inc. (“T. Rowe Price”). Fred Alger and T. Rowe Price are each referred to as a “New Subadviser,” and together as the “New Subadvisers.”

Section 15(a) of the 1940 Act generally requires that the shareholders of a mutual fund approve an agreement under which a person serves as investment adviser or subadviser of a fund. In order to employ the “manager of managers” arrangement discussed above, the VP Funds and VIA requested and received the SEC Order. The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve subadvisory agreements with such subadvisers on behalf of the VP Funds without shareholder approval.

Consistent with the SEC Order, at a meeting held on September 18, 2015 (the “September Meeting”), the Board, including a majority of the Directors who are not “interested persons” of the VP Funds or of VIA, as that term is defined under the 1940 Act (“Independent Directors”), approved the New Subadvisory Agreements between the VP Funds (on behalf of the Fund), VIA and each of Fred Alger and T. Rowe Price. As discussed later in this Information Statement, the Board carefully considered the new subadvisory arrangements, and concluded that the approval of each New Subadvisory Agreement was in the best interests of the Fund and its shareholders. Also at the September Meeting, VIA recommended, and the Board approved: (i) the termination of Victory Capital Management Inc. (“Victory”) as a subadviser to the Fund; and (ii) the amount of the Fund’s assets to be allocated to each of Alger and T. Rowe Price as well as a reduction in the amount of assets allocated to two of the Fund’s existing subadvisers, Columbus Circle Investors (“Columbus Circle”) and Westfield Capital Management Company, LP (“Westfield”) (collectively, the “proposed target allocation levels”). The changes described above became effective on October 5, 2015, and may be collectively referred to below as the “New Subadviser Structure.”

As a condition of relying on the SEC Order, VIA and the VP Funds are required to furnish the Fund’s shareholders with information about new subadvisers within ninety days from the date that the subadvisers are hired. This Information Statement provides that information, along with details of the new subadvisory arrangements for the Fund.

APPOINTMENT OF THE NEW SUBADVISERS TO THE FUND

At the September Meeting, VIA recommended, and the Board approved, the appointment of Alger and T. Rowe Price as subadvisers to the Fund. On October 5, 2015, Alger and T. Rowe Price began managing the assets allocated to it by VIA. Columbus Circle and Westfield continue to serve as subadvisers to the Fund.

Under the terms of the New Subadvisory Agreements, Alger and T. Rowe Price each makes, on a discretionary basis, investment decisions for the assets of the Fund allocated to them by VIA, and continuously reviews, supervises and administers the Fund’s investment program with respect to such assets.

VIA’S RECOMMENDATION AND THE BOARD’S DECISION

REGARDING THE NEW SUBADVISERS

VIA recommended to the Board that it appoint each of Alger and T. Rowe Price as a subadviser to the Fund and approve the proposed New Subadvisory Agreements among VIA, the VP Funds and each of Fred Alger and T. Rowe Price with respect to the Fund. VIA made these recommendations after it conducted a comprehensive search for managers with experience managing various equity strategies consistent with the investment objective and principal investment strategies of the Fund, including large-cap growth portfolios. VIA recommended Alger and T. Rowe Price because, among other things, in its view, based in part on information given to VIA by Alger and T. Rowe Price, Alger and T. Rowe Price each: (i) possesses a stable organizational structure; (ii) has an experienced investment team; (iii) has adequate infrastructure and support staff; (iv) is an experienced subadviser of registered investment companies; (v) has a complementary investment strategy to the Fund’s other subadvisers, which supports the Fund’s multi-management approach; and (vi) has demonstrated positive relative performance versus a relevant benchmark and peers.

Before approving the appointment of Alger and T. Rowe Price as subadvisers to the Fund, the Board considered the recommendations of, and supporting analyses and data presented by, VIA.

With respect to the Board’s consideration of each New Subadvisory Agreement, the Directors received written information in advance of the September Meeting from VIA, which included: (1) VIA’s rationale for recommending the New Subadviser Structure; (2) the process by which VIA selected and recommended for Board approval Alger and T. Rowe Price as subadvisers of the Fund to implement a large capitalization growth (“large cap growth”) equity strategy; (3) the nature, extent and quality of the services that Alger and T. Rowe Price would provide to the Fund; (4) the experience, investment management business, and personnel of each of Alger and T. Rowe Price; (5) the brokerage and trading policies and practices of each of Alger and T. Rowe Price; (6) the level of subadvisory fees to be charged to the Fund by Alger and T. Rowe Price and comparative data regarding: (a) the actual and/or standard fees each subadviser charges for managing other large cap growth equity accounts, and (b) the fees charged by a group of U.S. separate account investment managers utilizing a large cap growth equity strategy; (7) the compliance programs of Alger and T. Rowe Price; (8) performance information for each of Alger and T. Rowe Price and such performance compared to a relevant benchmark and peer group; (9) the Fund’s expected overall investment advisory fee and projected total expense ratio compared to the oldest share class of a group of mutual funds categorized by Morningstar as large cap growth funds (excluding index funds) (“Large Cap Growth Peer Group”), taking into account the New Subadviser Structure, and (10) the financial condition of each of Alger and T. Rowe Price.

In considering the information and materials described above, the Independent Directors received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements.

In determining whether to approve each New Subadvisory Agreement, the Directors considered the information received in advance of, and at, the September Meeting, and the presentations made by, and discussions held with, personnel of VIA and representatives of Alger and T. Rowe Price, and discussions with the VP Funds’ Chief Compliance Officer (“CCO”), as well as a variety of factors. Although not meant to be all-inclusive, the following discusses some of the factors relevant to the Board’s decision to approve the New Subadvisory Agreements.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the services expected to be provided by Alger and T. Rowe Price under their respective New Subadvisory Agreements, the Directors considered the specific investment process to be employed by each of Alger and T. Rowe Price in managing the assets of the Fund to be allocated to them; the qualifications of Alger’s and T. Rowe Price’s investment management personnel with regard to implementing their respective large cap growth equity strategies; the performance information provided for each of Alger and T. Rowe Price; each of Alger’s and T. Rowe Price’s infrastructure and whether it appeared to adequately support the mandates to be implemented for the Fund; and VIA’s review process and favorable assessment as to the nature, quality and extent of the subadvisory services expected to be provided by each of Alger and T. Rowe Price to the Fund. The Directors acknowledged that Alger and T. Rowe Price each has experienced portfolio management personnel; and appeared to have adequate infrastructure and support staff to seek to achieve favorable results implementing the large cap growth equity strategy each is to employ for the Fund. The Directors concluded that the nature, extent and quality of the subadvisory services expected to be provided by each of Alger and T. Rowe Price were appropriate in light of the strategy each subadviser is to employ on behalf of the Fund and, thus, supported a decision to approve each New Subadvisory Agreement.

Investment Performance. The Directors reviewed the investment performance information provided by VIA for Alger and T. Rowe Price with respect to the proposed strategy each is to employ for the Fund, and considered this performance information versus a relevant benchmark and peer group (which was based on information provided by an independent third-party source) and VIA’s favorable assessment of such performance. Based on the information provided, the Directors concluded that the performance information supported a decision to approve each New Subadvisory Agreement.

Subadvisory Fees, Expense Ratio Impact and Economies of Scale. In evaluating each proposed subadvisory fee, the Directors reviewed the subadvisory fee schedules for Alger and T. Rowe Price. The Directors considered the information provided by VIA, as made available by each of Alger and T. Rowe Price, comparing the subadvisory fee to be charged by each proposed subadviser to the Fund with the actual and/or standard fee schedule each charges for managing other large cap growth equity accounts (including investment companies) with an investment strategy similar to the strategy each is to employ on behalf of the Fund. The Directors also considered VIA’s representations that, with respect to the proposed subadvisory fee schedule of Alger and T. Rowe Price for the Fund, it negotiated the lowest subadvisory fee schedule available from each proposed subadviser for like accounts ( accounts of similar size and mandate) and it believes such fee schedules are competitive and reasonable. They further considered that the proposed fee schedule for T. Rowe Price would be the same as its fee schedule for managing the assets of the Vantagepoint Growth & Income Fund (“Growth & Income Fund”), for which T. Rowe Price employs the same investment strategy as it is to employ for the Fund, as such fee schedule was proposed to be amended at the September Meeting (“Amended G&I Fee Schedule”). The T. Rowe Price fee schedule for the Fund and the Amended G&I Fee Schedule each provide that the assets of the Fund and the Growth & Income Fund are to be aggregated in determining the fee to be paid to T. Rowe Price. Additionally, based on the information provided, the nature of the subadvisory services each of Alger and T. Rowe Price is to provide to the Fund appeared to be comparable to those each subadviser provides in connection with its other subadviser relationships.

The Directors also reviewed information provided by VIA (which was based on an independent third-party source) on the fees charged by a group of U.S. separate account investment managers to accounts utilizing a large cap growth equity strategy, based upon the assumption that the accounts have assets comparable to the amount of assets to be allocated initially to each of Alger and T. Rowe Price. According to the information provided, the proposed effective fee rate to be paid by the Fund to each of Alger and T. Rowe Price at the proposed target allocation levels would be below the median fee charged by such large cap growth equity managers and would rank in the first quartile of such group of managers.

The Directors also considered information provided by VIA showing that, based on the current subadvisory fee rates, which included certain subadvisory fee reductions effective as of June 2015, there would be an approximate six basis point increase in the overall subadvisory fees and, therefore, an approximate six basis point increase in the total expense ratio of the Fund as a result of the New Subadviser Structure. Referring to the comparative Large Cap Growth Peer Group data provided by VIA in connection with the September Meeting, the Directors noted that the expected total investment advisory fee and expected total expense ratio for the Fund, taking into account the New Subadviser Structure, would continue to be below the average and median investment advisory fee and average and median expense ratio of the Large Cap Growth Peer Group, respectively.

The foregoing comparisons assisted the Directors in considering each New Subadvisory Agreement by providing them with a basis for evaluating Alger’s and T. Rowe Price’s fee schedules, including in light of the Fund’s expected overall investment advisory fee and total expense ratio, on a relative basis.

The Directors also reviewed the information provided by Alger regarding the estimated profits to be realized from its relationship with the Fund and considered the information provided by T. Rowe Price regarding the profit margins on its investment advisory business and related services, and noted the discussion held with representatives of T. Rowe Price in this regard. In considering the extent to which economies of scale may be realized by Alger and T. Rowe Price as the assets of the Fund to be managed by each subadviser grow, and whether the proposed fee levels reflect these economies, the Directors noted that the proposed fee schedule under each New Subadvisory Agreement includes breakpoints, whereby the Fund and its shareholders will benefit from reduced subadvisory fee rates as the assets managed by each subadviser increase. The Directors also considered that each of Alger’s and T. Rowe Price’s proposed subadvisory fee was the product of arms-length negotiations. The Directors further considered the appropriateness of the subadvisory fee structure in light of VIA’s representations that, with respect to the proposed subadvisory fee schedule of Alger and T. Rowe Price for the Fund, it negotiated the lowest subadvisory fee schedule available from each proposed subadviser for like accounts (accounts of similar size and mandate).

Other Considerations. The Directors considered VIA’s conclusion that the New Subadviser Structure, including the hiring of each of Alger and T. Rowe Price as a subadviser, is in the best interest of the Fund and would result in what VIA believes to be a well-diversified Fund with attractive risk/return attributes.

The Directors considered the selection and due diligence process employed by VIA in deciding to recommend Alger and T. Rowe Price as subadvisers to the Fund to implement the large cap growth equity strategy and also considered VIA’s representations that the proposed fee to be paid to each of Alger and T. Rowe Price is competitive and reasonable, and also appropriate given the nature and quality of the services to be provided by each proposed subadviser and the nature of the investment strategy Alger and T. Rowe Price is to employ on behalf of the Fund. The Directors also considered VIA’s strategy to efficiently implement the transition of assets to Alger and T. Rowe Price. The Directors concluded that VIA’s recommendations and conclusions supported approval of each New Subadvisory Agreement.

The Directors considered whether there were any “fall-out” or ancillary benefits that may accrue to Alger or T. Rowe Price, or their respective affiliates, as a result of each subadviser’s relationship with the Fund. The Directors considered that each subadviser may direct the Fund’s brokerage transactions to certain brokers to obtain research and other services. However, the Directors noted that Alger and T. Rowe Price are required to select brokers that meet the Fund’s requirements for seeking best execution, and that VIA will monitor and evaluate each subadviser’s trade execution with respect to the Fund’s brokerage transactions on a regular basis and will provide reports to the Board in this regard. The Directors concluded that the potential benefits that may accrue to Alger and T. Rowe Price by virtue of their relationships with the Fund appeared to be reasonable.

Conclusion. After evaluating the information described above and full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the Independent Directors, concluded that the initial approval of each New Subadvisory Agreement was in the best interests of the Fund and its shareholders, and approved the New Subadvisory Agreement with, and the fee to be paid to, each of Alger and T. Rowe Price.

THE NEW SUBADVISORY AGREEMENTS

The New Subadvisory Agreements with Alger and T. Rowe Price have terms substantially similar to the terms of the agreements with other subadvisers to the VP Funds, except for the fee rate payable by the Fund to Alger and T. Rowe Price. Under the New Subadvisory Agreements, Alger and T. Rowe Price each makes, on a discretionary basis, all investment decisions for the portion of the Fund’s assets allocated to it, and continuously reviews, supervises and administers the Fund’s investment program with respect to those assets. Alger and T. Rowe Price each discharges its responsibilities under the New Subadvisory Agreement subject to the supervision of VIA and the Board, and each has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The New Subadvisory Agreements are dated as of October 5, 2015, and each has an initial term ending February 28, 2017. Thereafter, continuance of each New Subadvisory Agreement requires the annual approval of the Board, including a majority of the Independent Directors.

For its services to the Fund under its New Subadvisory Agreement, Alger receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets under Alger’s management, with an annual rate as follows: 0.375% on the first $250 million, 0.3% on the next $250 million, and 0.275% on assets greater than $500 million.

For its services to the Fund under its New Subadvisory Agreement, T. Rowe Price receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets under T. Rowe Price’s management for the Fund and the Vantagepoint Growth & Income Fund (“G&I Fund”), a series of the VP Fund, in the aggregate (“AUM”), with an annual rate as follows: when total assets are below $100 million – 0.500% on the first $50 million and 0.400% on the next $50 million; when total assets reaches $100 million – 0.400% on the first $250 million, 0.375% on the next $250 million, and 0.350% on assets above $500 million; and when total assets reaches $1 billion – 0.350% on the first $1 billion and 0.325% on all assets above $1 billion.*

The Fund did not make any payments to any affiliated person of Alger or T. Rowe Price during the fiscal year ended December 31, 2014. Each of Alger and T. Rowe Price is not an “affiliated person” of VIA (as that term is defined in the 1940 Act).

ADDITIONAL INFORMATION ABOUT THE NEW SUBADVISERS

Alger

Alger, with its principal offices at 360 Park Avenue South, New York, New York 10010, is a wholly-owned subsidiary of Fred Alger & Company, Incorporated (“Fred Alger & Co.”), 360 Park Avenue South, New York, New York 10010. Fred Alger & Co. in turn, is wholly-owned by Alger Associates, Inc., a financial services holding company whose principal offices are at 360 Park Avenue South, New York, New York 10010. As of September 2015, Alger Associates, Inc. had in excess of 99% of its common stock owned by Alexandra D. Alger, Hilary M. Alger, and Nicole D. Alger.

The principal executive officers of Alger and their principal occupations are as follows. The principal business address of each of the following officers is 360 Park Avenue South, New York, New York 10010.

*	With regard to T. Rowe Price’s fee schedule under its New Subadvisory Agreement, assets of the Fund and the G&I Fund managed by T. Rowe Price are aggregated for purposes of calculating T. Rowe Price’s effective fee rate for each of these funds, which have identical fee schedules. Because of the aggregation of assets under these fee schedules, a decline in the amount of assets managed by T. Rowe Price in one fund may have an impact on the effective fee rate paid to T. Rowe Price for the other fund.

In addition, when AUM approaches or falls below the $100 million or $1 billion asset breakpoints and application of the fee schedule for that particular level of assets results in a fee that exceeds the minimum fee applicable to the next higher level of assets (“Next Level Minimum Fee”), T. Rowe Price will provide a transitional credit so that the absolute dollar amount payable to T. Rowe Price is not more than the Next Level Minimum Fee.

Name	Title(s) and Principal Occupation

Daniel Chung	Director, President, Chief Executive Officer, and Chief Investment Officer
Hal Liebes	Director, Executive Vice President, Chief Legal Officer, and Chief Operating Officer
Robert Kincel	Director and Chief Financial Officer
Patrick Murphy	Senior Vice President and CCO

Information regarding other U.S. registered investment companies with a similar investment objective for which Alger serves as adviser or subadviser is provided in Appendix A1 to this Information Statement.

T. Rowe Price

T. Rowe Price, with its principal offices at 100 East Pratt Street, Baltimore, Maryland 21202, is a wholly owned subsidiary of T. Rowe Price Group, Inc., 100 East Pratt Street, Baltimore, Maryland 21202, a financial services holding company listed on the Nasdaq National Market.

The principal executive officers of T. Rowe Price, and their principal occupations and principal business address, are as follows:

Name	Title(s) and Principal Occupation	Principal Business Address

James Kennedy	CEO, President, and Director	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202

Kenneth Moreland	Chief Financial Officer	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202

John Gilner	CCO	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202

Brian Rogers	Chief Investment Officer and Director	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202

David Oestreicher	Chief Legal Officer and Secretary	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202

Timothy Dignan	Treasurer	T. Rowe Price Associates, Inc. 4515 Painters Mill Road Owings Mills, Maryland 21117

William Stromberg	Director	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202

Edward Bernard	Director	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202

Information regarding other U.S. registered investment companies with a similar investment objective for which T. Rowe Price serves as adviser or subadviser is provided in Appendix A2 to this Information Statement.

THE INVESTMENT ADVISER AND THE

MASTER INVESTMENT ADVISORY AGREEMENT

VIA, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is a wholly owned subsidiary of and controlled by the ICMA Retirement Corporation (“ICMA-RC”), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company, LLC (“Trust Company”). ICMA-RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

Robert Schultze serves as President and Chief Executive Officer of ICMA-RC; Manager and President of VIA; and President and Principal Executive Officer of the VP Funds. Michael Guarasci serves as Senior Vice President and Chief Financial Officer of ICMA-RC; Treasurer of VIA; and Treasurer of the VP Funds. Angela Montez serves as Senior Vice President, Secretary and General Counsel of ICMA-RC; Secretary of VIA; and Secretary of the VP Funds. Karen McBarnette serves as CCO and Senior Vice President of ICMA-RC; CCO of VIA; and CCO and Vice President of the VP Funds.

VIA provides investment advisory services to the Fund pursuant to a Master Investment Advisory Agreement (“Master Agreement”). The Master Agreement, dated March 1, 1999, as amended December 1, 2000, July 1, 2005, December 4, 2010, and March 26, 2011, was last approved by shareholders of the Fund on February 28, 1999. On January 23, 2015, the Board approved the continuance of the Master Agreement through February 29, 2016. VIA’s advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and formulating each fund’s investment program. Additionally, VIA furnishes periodic reports to the Board regarding the investment strategy and performance of each series of the VP Funds.

Pursuant to the Master Agreement, the Fund compensates VIA for these services by paying VIA an annual advisory fee assessed against average daily net assets of the Fund of 0.10%. VIA earned $2,271,593 in advisory fees for services provided to the Fund for the fiscal year ended December 31, 2014.

SUBADVISER AND SUBADVISORY FEES PAID

Information comparing the subadvisory fees paid by the Fund during the calendar year 2014 to the subadvisory fees that would have been paid by the Fund had the New Subadviser Structure been in place during the calendar year 2014, is provided as Appendix B to this Information Statement.

PAYMENTS OF COMMISSIONS TO AFFILIATED BROKERS

The Fund did not make any payments of commissions to any of its affiliated brokers during the fiscal year ended December 31, 2014.

SHARES OUTSTANDING AND BENEFICIAL OWNERS OF THE FUND’S SHARES

Shares Outstanding – As of November 30, 2015, the Fund had 158,209,445 outstanding shares. Each share entitles the holder to one vote (and each fractional share is entitled to a proportionate fractional vote). As of the same date, each class of the Fund had the following outstanding shares: 156,225,149 (T Shares) and 1,984,296 (Investor Shares).

Principal Holders – Below are the names, addresses, and amount and percentage of shares owned by class of each person (or entity) that owns of record or is known to own beneficially 5% or more of any class of the Fund’s outstanding shares as of November 30, 2015:

Name	Address	Class of the Fund	Amount of Shares Owned	Percentage of Class Owned
VantageTrust	777 N. Capitol Street, NE Washington, DC 20002	T Shares	148,755,950	95.22%

Also, as of November 30, 2015, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of any class of the Fund’s outstanding voting securities.

Control Persons – A majority of the voting shares of the Fund are held, either directly, or indirectly through certain of the Vantagepoint Model Portfolio Funds and Milestone Funds, by VantageTrust, a group trust sponsored and maintained by the Trust Company. VantageTrust, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company has the power to vote the shares of the Fund held directly by VantageTrust. Pursuant to VIA’s proxy voting policies, VIA generally will seek instructions from the Board of Directors of the Trust Company on how to vote the shares of the Fund held by the Vantagepoint Model Portfolio Funds and Milestone Funds, and will cast the Fund’s votes in accordance with the instructions received. The Trust Company therefore, directly or indirectly, has the power to vote more than 25% of the Fund’s voting securities and thus under the 1940 Act is considered a “control person” of the Fund. As a control person of the Fund, the Trust Company has the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly owned subsidiaries of ICMA-RC.

The following represents the percentage of total shares outstanding of the Fund held, directly or indirectly, by VantageTrust as of November 30, 2015: 94.02%.

GENERAL INFORMATION

Distributor

ICMA-RC Services, LLC (“RC Services”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, serves as the distributor of the VP Funds’ shares pursuant to a Distribution Agreement. RC Services is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Robert Schultze serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2014.

Transfer Agent and Administrator

Vantagepoint Transfer Agents, LLC (“VTA”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is the designated transfer agent of the VP Funds and, pursuant to a Transfer Agency and Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds and the share classes thereof related to the retirement plans and other investors investing in the VP Funds. VTA is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Robert Schultze serves as President of VTA. VTA received $624,869 in fees from the Fund during the fiscal year ended December 31, 2014 for the services it provided.

The VP Funds have entered into a Mutual Funds Service Agreement with J.P. Morgan Investor Services Co. (whose successor in interest is JPMorgan Chase Bank, NA) (“JP Morgan”), located at 70 Fargo Street, Boston, MA 02210, whereby JP Morgan performs certain financial reporting, tax services, fund accounting, administrative and portfolio compliance services for the VP Funds.

HOUSEHOLDING

If you request a paper copy of this Information Statement, only one copy of this Information Statement will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the VP Funds have received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds’ most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Funds toll free at 1-800-669-7400.

APPENDIX A1

Funds with Similar Investment Objectives Advised or Subadvised by Alger

Alger provided the information in the following chart.

Name of Fund	Approximate Total Fund Assets Advised/Subadvised as of November 30, 2015	Advisory Fee (annually, as % of average daily net assets)		Contractual Waiver or Reduction of Advisory Fee
Alger Capital Appreciation Fund	$2,606,071,013	81 bps		N/A
Alger Capital Appreciation Institutional Fund	$3,903,153,448	80 bps	*	N/A
Alger Capital Appreciation Portfolio	$616,534,188.00	81 bps		N/A
Optimum Large Cap Growth Fund	$796,859,747.91	74 bps		N/A

*	Alger Capital Appreciation Institutional Fund and Alger have adopted fee breakpoints for Alger Capital Appreciation Institutional Fund. The management fee for assets up to $2 billion in assets is .81%. The management fee for assets in excess of $2 billion is .65%, with an additional breakpoint of .60% for assets in excess of $4 billion. The actual rate paid as a percentage of average daily net assets, for the year ended October 31, 2015, was .80%.

Note: As of November 30, 2015, Alger managed approximately $562.980 million of the Fund’s total assets.

APPENDIX A2

Funds with Similar Investment Objectives Advised or Subadvised by T. Rowe Price

T. Rowe Price provided the information in the following chart.

Name of Fund	Approximate Total Fund Assets Advised/Subadvised as of November 30, 2015 (in millions)	Advisory Fee (annually, as % of average daily net assets)	Contractual Waiver or Reduction of Advisory Fee
John Hancock Variable Insurance Trust Blue Chip Growth Trust	$1,734.7	30 bps	N/A
John Hancock Funds II Blue Chip Growth Fund	$2,715.9	30 bps	N/A
MassMutual Select Blue Chip Growth Fund	$1,114.3	33.5 bps	N/A
MML Series Investment Fund Blue Chip Growth Fund	$434.6	33.5 bps	N/A
T. Rowe Price Blue Chip Growth Fund	$31,007.2	57 bps	N/A
T. Rowe Price Blue Chip Growth Portfolio	$803.2	80 bps	N/A
VALIC Company I Blue Chip Growth Fund	$666.4	37.8 bps	N/A
Vantagepoint Growth and Income Fund	$448.5	37.6 bps	N/A

Note: As of November 30, 2015, T. Rowe Price managed approximately $454.134 million of the Fund’s total assets.

APPENDIX B

	Column A Actual Subadvisory Fees Paid by the Fund During the Calendar Year 2014	Column B Subadvisory Fees That Would Have Been Paid by the Fund During the Calendar Year 2014 Based on the New Subadviser Structure
Columbus Circle	$1,851,803	$1,753,016
Westfield	$2,191,850	$2,197,240
Victory	$1,448,698	N/A
Alger	N/A	$1,876,364
T. Rowe Price	N/A	$1,631,723

Total	$5,492,351	$7,458,343

The difference between the actual subadvisory fees paid by the Fund to CCI, Westfield, and Victory, which takes into account the allocation of the Fund’s net assets among the subadvisers in place during the calendar year 2014 (Column A), and the subadvisory fees that would have been paid by the Fund to CCI, Westfield, Alger, and T. Rowe Price had Alger and T. Rowe Price served as subadvisers during that period, taking into account the New Subadviser Structure (i.e., based on the Fund’s subadvisers and allocations effective as of October 5, 2015) (Column B), is $1,965,992 or a 35.79% increase.

THE VANTAGEPOINT FUNDS

VANTAGEPOINT GROWTH FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Important Notice Regarding Internet Availability of Information Statement:

An information statement regarding the Vantagepoint Growth Fund is available at

http://www.icmarc.org/x3333.xml?RFID=W1344.

This Notice of Internet Availability of Information Statement is being mailed on or about December 29, 2015 to shareholders of record of the Vantagepoint Growth Fund (the “Fund”) as of November 30, 2015.

This Notice of Internet Availability of Information Statement presents only an overview of the more complete information statement that is available to you on the internet relating to the Fund, a series of The Vantagepoint Funds (the “VP Funds”). We encourage you to access and review all of the important information contained in the full information statement.

The information statement provides information regarding recent changes related to the Fund’s subadvisory arrangements. At a meeting held on September 18, 2015 (the “September Meeting”), the Board of Directors of the VP Funds (the “Board”) approved the hiring of Fred Alger Management, Inc. (“Alger”) and T. Rowe Price Associates, Inc. (“T. Rowe Price”) to serve as subadvisers to the Fund. Also at the September Meeting, the Board approved: (i) the termination of Victory Capital Management Inc. as a subadviser to the Fund; and (ii) the amount of the Fund’s assets to be allocated to each of Alger and T. Rowe Price as well as a reduction in the amount of assets allocated to two of the Fund’s existing subadvisers, Columbus Circle Investors and Westfield Capital Management Company, LP. The changes were approved by the Board on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC, without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission dated May 8, 2000, which allows certain subadviser changes to be made without shareholder approval (the “SEC Order”). The SEC Order instead requires that an information statement be sent to you. On October 5, 2015, Alger and T. Rowe Price began managing the assets allocated to each subadviser by VIA.

This Notice of Internet Availability of Information Statement is not an information statement. The full information statement regarding the changes to the Fund’s subadvisory arrangements summarized above is available online at: http://www.icmarc.org/x3333.xml?RFID=W1344. The full information statement will be available at that address until March 31, 2016. The information statement is available as a PDF (Portable Document Format), which may be viewed and printed using Adobe Acrobat® Reader, which is available without charge from Adobe Systems, Inc. at http://get.adobe.com/reader/.

Obtaining Copies of the Information Statement

You may request a paper or email copy of the full information statement, without charge, by contacting the VP Funds toll free at 1-800-669-7400, by email at investorservices@icmarc.org, or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002.

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Householding

Only one copy of this Notice of Internet Availability of Information Statement (or if requested, only one paper copy of the full information statement) will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. If you need additional copies of this Notice of Internet Availability of Information Statement (or if requested, additional paper copies of the full information statement), please contact the Fund toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of this Notice of Internet Availability of Information Statement (or if requested, a paper copy of the full information statement) to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy.

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